Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
The Board of Directors
DaVita Inc.:
We consent to the incorporation by reference in the registration statements on Forms S-8 (No. 333‑213119, No. 333-190434, No. 333-169467, No. 333-158220, No. 333-144097, No. 333-86550, and No. 333-30736), on Form S-4 (No. 333-182572), and on Forms S-3 (No. 333-203394, No. 333-196630, No. 333-183285, and No. 333-169690) of DaVita Inc. of our reports dated February 23, 2018, with respect to the consolidated balance sheets of DaVita Inc. as of December 31, 2017 and 2016, and the related consolidated statements of income, comprehensive income, equity, and cash flow for each of the years in the three-year period ended December 31, 2017, and the related notes and financial statement Schedule II - Valuation and Qualifying Accounts (collectively, the consolidated financial statements), and the effectiveness of internal control over financial reporting as of December 31, 2017, which reports appear in the December 31, 2017 annual report on Form 10‑K of DaVita Inc.
/s/ KPMG LLP

Seattle, Washington
February 23, 2018